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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-61101) and related Prospectus of Komag, Incorporated for the registration of 2,012,500 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Amendment No. 1 to Annual Report (Form 10-K/A) for the year ended January 1, 1995 filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


September 11, 1995